Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock

of

THE GOLDFIELD CORPORATION

at

$7.00 NET PER SHARE

Pursuant to the Offer to Purchase dated December 1, 2020

by

FR UTILITY SERVICES MERGER SUB, INC.

a wholly owned subsidiary of

FR UTILITY SERVICES, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 29, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a stockholder wishes to participate in the Offer and (i) certificates representing such Shares (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the “Depositary and Paying Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See Section 3-“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary and Paying Agent for the Offer is:

If delivering by Mail:	If delivering by Overnight Courier:	If delivering by Facsimile:

American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York	American Stock Transfer & Trust Co., LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York	For Eligible Institutions Only: 718-234-5001 For Telephonic Confirmation of Facsimile Receipt: 877-248-6417

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal (as defined below) or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to FR Utility Services Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of FR Utility Services, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 1, 2020 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.10 per share (“Shares”), of The Goldfield Corporation, a Delaware corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3-“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Number of Shares Tendered and Share Certificate Number(s) (if available):

Check here and complete information below if Shares will be tendered by book entry transfer: ☐

Name of Tendering Institution:

DTC Account Number or Participant Number:

Transaction Code Number:

Dated:                 , 2020

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip code)

Area Code and Telephone Number:

(Daytime telephone number)

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each an “Eligible Institution”), hereby guarantees either the certificates representing such Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent’s account at The Depository Trust Company (“DTC”) (pursuant to the procedures set forth in Section 3-“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), in either case together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 3-“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) NYSE American trading days (as defined in the Offer to Purchase) after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates for Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Participants should notify the Depositary and Paying Agent prior to covering through the submission of a physical security directly to the Depositary and Paying Agent based on a guaranteed delivery that was submitted via DTC’s PTOP platform.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please type or print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE SENT WITH YOUR LETTER OF TRANSMITTAL.